UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2022

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Alberta	001-31540	71-1630889
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6001 54 Ave.

Tabor, Alberta T1G 1X4

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (403) 223-2995

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	FSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Merger Agreement

On April 17, 2022, Flexible Solutions International Inc., an Alberta corporation (the “Company” or “FSI”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Lygos, Inc., a Delaware corporation (“Lygos”), FSI Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), and FSI Merger Sub II, Inc., a Delaware corporation (“Merger Sub II”). Pursuant to the Merger Agreement, (a) Merger Sub I will merge with and into Lygos, Merger Sub I will cease to exist, and Lygos will become a direct, wholly owned subsidiary of FSI (the “First Merger”), and (b) thereafter as part of the same overall transaction, Lygos will merge with and into Merger Sub II, Lygos will cease to exist, and Merger Sub II will survive as a direct, wholly owned subsidiary of FSI (the “Second Merger” and, collectively or in seriatim with the First Merger, as appropriate, the “Merger”).

The transaction was approved by the Boards of Directors of both FSI and Lygos

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) any shares of Lygos capital stock held as treasury stock prior to the Effective Time will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor, (ii) each other outstanding share of Lygos capital stock will be converted solely into the right to receive a number of common shares of FSI (“FSI Common Shares”) equal to the Exchange Ratio; provided, that no fractional FSI Common Shares will be issued in connection with the Merger as a result of the conversion and any holder of Lygos common stock who would otherwise be entitled to receive a fraction of FSI Common Shares (after aggregating all fractional FSI Common Shares issuable to such holder) shall, in lieu of such fraction of a share, be entitled to receive, from FSI one FSI Common Share and (iii) each Lygos option that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) will automatically be assumed by FSI and converted into an option to acquire a number of FSI Common Shares at an adjusted exercise price per share (each such resulting option, a “Rollover Option”), and the number of FSI Common Shares subject to each Rollover Option shall be determined by multiplying the Exchange Ratio and rounding the resulting number down to the nearest whole number of FSI Common Shares. Prior to the Effective Time, unless otherwise determined by Lygos in its sole discretion, Lygos will use commercially reasonable efforts to enter into an agreement (“SAFE Conversion Agreement) with each person (“SAFE Party”) that has entered into a Simple Agreement for Future Equity with the Company (“SAFE”), pursuant to which each SAFE will be terminated, effective as of immediately prior to the Effective Time, with each SAFE Party receiving the number of shares of the Lygos common stock set forth in the applicable SAFE Conversion Agreement. Immediately following the effective time of the Merger, the former stockholders of Lygos are expected to own approximately 66.7% of the outstanding share capital of the Company.

The “Exchange Ratio” will equal the total number of FSI Common Shares on a fully diluted basis outstanding as of the end of the last trading day of the FSI Common Shares on the NYSE American before the Effective Time multiplied by two and then divided by the total number of shares of Lygos capital stock on fully diluted basis outstanding as of the same time.

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The Merger Agreement contains customary representations, warranties and covenants made by FSI and Lygos, including covenants relating to obtaining the requisite approvals of the shareholders of FSI and stockholders Lygos, indemnification of directors and officers, and FSI’s and Lygos’s conduct of their respective businesses between the date of signing of the Merger Agreement and the Closing.

In connection with the Merger, FSI will prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of FSI’s shareholders with respect to certain actions, including the following (collectively, the “FSI Shareholder Matters”):

●	the issuance of the FSI Common Shares to the Lygos stockholders in connection with the transactions contemplated by the Merger Agreement;

●	the change of control of FSI resulting from the Merger pursuant to pertinent NYSE American rules;

●	the adoption of the FSI 2022 Equity Incentive Plan;

●	the election of Eric Steen and other individuals designated by Lygos as directors of FSI; and

●	the ratification of the amended and restated bylaws of FSI.

The Closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approvals by the parties’ stockholders and shareholders, as applicable, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and related transactions, and (v) the listing of the FSI Common Shares to be issued in the Merger on the NYSE American. In connection with the transaction contemplated by the Merger Agreement, Daniel O’Brien, the Company’s Chief Executive Officer, will sell 1,000,000 FSI Common Shares to FSI for $7.50 per share immediately after the Effective Time.

The Merger Agreement may be terminated prior to the Effective Time: (i) by mutual written consent of FSI and Lygos, (ii) by either FSI or Lygos if the Merger shall not have been consummated by September 30, 2022, (iii) by either FSI or Lygos if there is a law or order preventing the Merger and related transactions, (iv) by FSI if approval of the Lygos stockholders shall not have been obtained within forty-eight (48) hours after the date that the definitive Registration Statement / Proxy Statement is filed with the SEC, (v) by either FSI or the Company if the FSI Shareholder Matters are not approved, (vi) by Lygos upon a breach of any representation, warranty, covenant or agreement on the part of FSI or the Merger Subs, or if any representation or warranty of FSI or the Merger Subs shall have become inaccurate, subject to certain materiality qualifications and a thirty (30) day cure period, and (vii) by FSI, upon a breach of any representation, warranty, covenant or agreement on the part of Lygos, or if any representation or warranty of Lygos shall have become inaccurate, subject to certain materiality qualifications and a thirty (30) day cure period.

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Support Agreements

Also in connection with the Merger Agreement, (i) the officers, directors and certain shareholders of FSI holding approximately 37% of the outstanding share capital of FSI have each entered into a support agreement in favor of Lygos (the “FSI Support Agreements”). The FSI Support Agreements place certain covenants on the voting of such shares in favor of approving the FSI Shareholder Matters. The directors and certain stockholders of Lygos collectively holding a sufficient number, type and class of Lygos capital stock to obtain the requisite approval of the Lygos stockholders of the transactions contemplated by the Merger Agreement have entered into similar support agreements with FSI.

Other Agreements

Lygos has entered into a financing arrangement with certain investors which has provided to Lygos $160 million in capital. Under the terms of a note purchase agreement, Lygos issued 5.5% convertible notes with a $160 million principal amount. The conversion price of the convertible note will be set 12 months from the date of the note, and the pricing terms will be set upon the trading price of FSI Common Shares but will be no less than $250M or no greater than $350M. The combined company intends to use these proceeds, in addition to FSI’s cash balance at the closing of the Merger, to fund the development of the combined company’s business. The proceeds from the loan will be used to purchase a portion of the FSI Common Shares from Mr. O’Brien (as discussed above) and to provide working capital to Lygos.

Daniel O’Brien and FSI entered into a registration rights agreement in connection with the transactions contemplated by the Merger Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement will become effective at the closing of the transaction contemplated by the Merger Agreement. The Registration Rights Agreement provides that the Company will file a resale shelf registration statement to provide for the resale of securities delivered in connection with the Merger for the benefit of parties to the Registration Rights Agreement. The Registration Rights Agreement also provides for piggy back registration rights to the parties thereto.

Upon the completion of the transactions contemplated by the Merger Agreement, the present management of the Company will resign and will be replaced by the management of Lygos.

The foregoing description of the Merger Agreement and the transactions contemplated thereby and the Registration Rights Agreement and the transactions contemplated thereby, in each case, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference, and the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto and which are incorporated herein by reference.

The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about FSI, Lygos or the Merger Subs, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about FSI, Lygos or the Merger Subs. None of FSI’s shareholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of FSI, Lygos, the Merger Subs or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

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Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, FSI and Lygos intend to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Investors and security holders of FSI and Lygos are urged to read these materials when they become available because they will contain important information about FSI, Lygos and the proposed Merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by FSI with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by FSI by directing a written request to: FSI at Flexible Solutions International, Inc. 6001 54th Ave, Taber AB, Canada T1G 1X4. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed Merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

FSI and its directors and executive officers and Lygos and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FSI in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed Merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of FSI is also included in FSI’s Annual Report on Form 10-K for the year ended December 31, 2021. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Secretary of FSI at the address set forth above.

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Forward-Looking Statements

This report and the press release attached hereto as Exhibit 99.1 contain forward-looking statements based upon FSI’s and Lygos’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements about the structure, timing and completion of the proposed Merger; the combined company’s listing on the NYSE American after closing of the proposed Merger; expectations regarding the ownership structure of the combined company; the expected executive officers and directors of the combined company; the combined company’s expected cash position at the closing of the proposed Merger; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; anticipated development activities and related timelines; Lygos having sufficient resources to advance its pipeline; the expected charges and related cash expenditures that FSI expects to incur; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed Merger are not satisfied, including the failure to timely obtain stockholder and shareholder approval for the transaction, if at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of FSI and Lygos to consummate the proposed Merger; (iii) risks related to FSI’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the Exchange Ratio, FSI shareholders and Lygos stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of FSI Common Shares relative to the Exchange Ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; and (ix) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in FSI’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022, and in other filings that FSI makes and will make with the SEC in connection with the proposed Merger, including the proxy statement/prospectus described above under “Additional Information about the Proposed Merger and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. FSI expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Item 5.02 departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangement of certain officers

Employment Agreement

In connection with and contingent upon the closing of the Merger (the actual date of closing, the “Closing Date”), FSI and Mr. O’Brien entered into a new Employment Agreement, dated April 17, 2022 (the “Employment Agreement”), which will become effective as of the Closing Date. Under the terms of the Employment Agreement, Mr. O’Brien will be employed as FSI’s Head-Flexible Solutions Division, and he will receive an annual base salary of $500,000, which will be increased each year during the Term (as defined below) based on annual increases in the Consumer Price Index (the “Base Salary”). Also immediately after the Effective Time, FSI will purchase 1,000,000 shares of FSI common stock owned by Mr. O’Brien at a price of $7.50 per share (as discussed above). Additionally, on the Closing Date, Mr. O’Brien will receive an option to purchase 500,000 shares of FSI’s common stock pursuant to the FSI 2022 Equity Incentive Plan (the “Option”). The Option will vest and become exercisable on the twelve-month anniversary of the grant date; provided, however, the vesting will accelerate upon Mr. O’Brien’s termination of employment for any reason. While Mr. O’Brien’s Option will be granted with an exercise price equal to the fair market value per share on the date of grant, in the event FSI grants any options during the twelve-month period following the Option grant with an exercise price that is lower than the exercise price set for the Option, FSI will reprice the Option down to such lower exercise price; provided, however, the exercise price per share will in no event be lower than the fair market value per share on the date the Option is granted or, if applicable, the date the Option is subsequently repriced. Moreover, on each of the 20- and 30-month anniversaries of the Closing Date, FSI will issue Mr. O’Brien 1,000,000 shares of FSI’s common stock as a fully vested stock grant, regardless of his employment status at such time.

The term of the Employment Agreement will begin on the Closing Date and continue for a period of five years (the “Term”) or until earlier terminated by either the Company or Mr. O’Brien as provided in the Employment Agreement. If Mr. O’Brien resigns for “good reason” (as defined in the Employment Agreement) in connection with or within 12 months following a “change in control” (as defined in the Employment Agreement) or, if at any time during the Term, FSI terminates Mr. O’Brien’s employment without “cause” (as defined in the Employment Agreement) or Mr. O’Brien resigns from employment for “good reason,” then, in addition to any accrued benefits (as set forth in the Employment Agreement), he will be entitled to receive the following severance payments and benefits: (i) continued payments of any remaining unpaid Base Salary for the rest of the Term plus an additional three months of Mr. O’Brien’s then current Base Salary, (ii) (a) full vesting acceleration of any then-unvested stock options held by Mr. O’Brien and (b) an extension of the post-termination exercise period until the expiration date of any stock options held by Mr. O’Brien, and (iii) to the extent permissible under the terms of the applicable plans, continuation of all FSI welfare benefits, including medical, dental, vision, life and disability benefits Mr. O’Brien and/or his family were receiving, or otherwise reimbursement for the cost of continuing of state health coverage for Mr. O’Brien and/or his family, for up to 18 months following the date of his termination, provided, however, Mr. O’Brien will be required to pay any portion of such cost as required for key executives of the Company upon termination. If, however, Mr. O’Brien’s employment is terminated due to “disability” (as defined in the Employment Agreement), then, in addition to any accrued benefits, FSI will pay him a lump sum of one-months’ worth of his Base Salary, reduced by any disability insurance maintained by the Company to be received by Mr. O’Brien for 6 months following his termination.

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The Employment Agreement also provides that in the event of a change in control of the Company, the Company will engage a consultant to analyze any payments or benefits Mr. O’Brien will receive in connection with the change in control. In the event any such payments or benefits would subject Mr. O’Brien to the 20% excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will cutback the amount of such payments and benefits if and only if Mr. O’Brien will be economically better off as a result of such cutback on an after-tax basis to avoid the excise tax.

Under the Employment Agreement, Mr. O’Brien agreed to sign a confidential information and invention assignment agreement and the Company and Mr. O’Brien agreed to a mutual non-disparagement provision.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the full text of the Employment Agreement, which is incorporated herein by reference, and is filed as Exhibit 10.2 to this Current Report.

ITEM 8.01 OTHER EVENTS.

On April 18, 2022, FSI and Lygos issued a joint press release relating to the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.

2.1*	Agreement and Plan of Merger and Reorganization by and among Flexible Solutions International Inc., Lygos, Inc., FSI Merger Sub I, Inc. and FSI Merger Sub II, Inc., dated April 17, 2022

10.1	Registration Rights Agreement, dated April 17, 2022

10.2	Employment Agreement by and between Flexible Solutions International Inc. and Daniel O’Brien, dated April 17, 2022

99.1	Joint Press Release of FSI and Lygos, dated April 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2022
FLEXIBLE SOLUTIONS INTERNATIONAL INC.

	By:	/s/ Daniel B. O’Brien
Daniel B. O’Brien, President and Chief Executive
Officer

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